SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 12, 2011
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(Date of Report)

ALANCO TECHNOLOGIES, INC.
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(Exact name of Registrant as specified in its charter)

0-9437
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(Commission File No.)

ARIZONA                        86-0220694
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(State or other jurisdiction)    (IRS Employer Identification No.)

15575 N 83RD WAY, SUITE 3, SCOTTSDALE, ARIZONA  85260
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(Address of Principal Executive Office)       (Zip Code)

(480) 607-1010
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        (  ) Written communication pursuant to Rule 425 under the Securities Act
              (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On May 10, 2011 Alanco Technologies, Inc. held its Annual Meeting of Shareholders at the Company’s offices in Scottsdale, Arizona for the purpose of considering four proposals.  The Company’s Definitive Proxy Statement, outlining details of the proposals was filed with the SEC on April 11, 2011.  The following proposals were voted upon by 4,669,047 shares, or 67.6% of the 6,903,954 shares eligible to vote, constituting a quorum.   The final voting results by proposal are listed below.

Proposals 1, 2 and 3 require a majority of shares voted for approval.  The “% For” represents the affirmative votes for the proposal divided by the total number of shares voted.

(1)           ELECTION OF DIRECTORS.

For:	4,120,988	Against:	510,559	Abstain:	37,500	% For:	88.3%

(2)           RATIFICATION OF RE-APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLICACCOUNTING FIRM.

For:	4,616,774	Against:	2,646	Abstain:	49,627	% For:	98.9%

(3)           APPROVAL OF THE ALANCO 2011 STOCK INCENTIVE PLAN.

For:	3,660,817	Against:	1,002,029	Abstain:	6,201	% For:	78.4%

Proposal 4 below, requires a majority of the 6,903,954 shares eligible to vote.  The “% For” for Proposal 4 represents the affirmative votes for the proposal divided by the total number of shares eligible to vote.

(4)           APPROVAL TO SELL SUBSTANIALLY ALL OF THE ASSETS OF THE COMPANY BY SELLING SUBSTANTIALLY ALL THE ASSETS OF STARTRAK SYSTEMS, LLC,
       A WHOLLY OWNED SUBSIDIARY OF THE COMPANY, TO ORBCOMM INC. PURSUANT TO TERMS AND CONDITIONS OF THE ASSET PURCHASE AGREEMENT
       AMONG THE COMPANY, STARTRAK AND ORBCOMM.  (This proposal requires 50% approval by the 6,903,954 shares eligible to vote.)

For:	4,637,151	Against:	27,761	Abstain:	4,135	% For:	67.2%

Proposal 1, Election of Directors, resulted in the election of three independent and two non-independent directors and therefore the Company believes it is now in compliance with Nasdaq Rule 5605(b)(1) regarding independent director requirements and is awaiting confirmation from Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alanco Technologies, Inc.

By      /s/ John A. Carlson
Name: John A. Carlson
Title:   Director, Executive VP and CFO

Date: May 12, 2011